UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2016

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 600

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c) On March 9, 2016, Crown Castle International Corp. (“Company”) announced that it has appointed Daniel K. Schlanger as Chief Financial Officer (“CFO”), effective June 1, 2016, with Mr. Schlanger joining the Company as Senior Vice President (“SVP”) effective April 1, 2016.

Mr. Schlanger, age 42, previously served as SVP and CFO of Exterran GP LLC, the general partner of Exterran Partners, L.P., from June 2006 through March 2009 and as a director of Exterran GP LLC’s board of directors from October 2006 through November 2015. More recently, Mr. Schlanger served as SVP of Global Products at Exterran Corporation, an oil and gas products and services company, where he was responsible for global product strategy development and implementation. From 2009 to 2015, Mr. Schlanger also served as SVP in various capacities, including marketing and operations, with Exterran Holdings, Inc. and Exterran GP LLC. Prior to working with Exterran Partners, L.P. and Exterran Corporation, Mr. Schlanger was employed as an investment banker with Merrill Lynch & Co. where he focused on mergers and acquisitions and capital markets transactions in the energy sector. Mr. Schlanger holds a B.S. in economics from the Wharton School at the University of Pennsylvania.

In connection with the appointment of Mr. Schlanger, the Board approved the following base salary and grants of restricted stock units (“RSUs”), to be granted upon commencement of employment, with respect to Mr. Schlanger:

Name	2016 Base Salary ($)		2016 Time Vest RSUs (Units)		2016 Performance RSUs (Units)		New Hire RSUs
Daniel K. Schlanger	$500,000	(1)	8,137	(2)	28,490	(2)	$1,500,000	(3)

(1)	The Base Salary shown above for Mr. Schlanger represents an annualized base salary effective April 1, 2016.
(2)	The 2016 Time Vest RSUs and 2016 Performance RSUs granted to Mr. Schlanger have terms, including vesting (i.e., forfeiture restriction termination) terms, substantially similar to the 2016 Time Vest RSUs and 2016 Performance RSUs granted to the Company’s other executive officers in February 2016 as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 24, 2016 (“February 8-K”). Such description of the 2016 Time Vest RSUs and 2016 Performance RSUs as set forth in the February 8-K is incorporated herein by reference.
(3)	Represents a grant of time vest RSUs having a grant value of approximately $1,500,000 (“New Hire RSUs”), with the number of units granted to be based upon the closing price of the Company’s common stock on April 1, 2016. Such New Hire RSUs will provide that 33 1/3% of such RSUs vest on April 1 of each of 2017, 2018 and 2019.

The RSUs shown in the table above are granted pursuant to the Company’s 2013 Long-Term Incentive Plan, as amended. A form of the standard Restricted Stock Unit Agreement generally used for the Company’s 2013 Long-Term Incentive Plan is filed as Exhibit 10.2 to the February 8-K.

In addition, in connection with his appointment as SVP and CFO, Mr. Schlanger will be a participant in the Company’s 2016 Executive Management Team Annual Incentive Plan (“2016 Incentive Plan”). Additional information regarding the 2016 Incentive Plan is contained in the February 8-K. A copy of the 2016 Incentive Plan is filed as Exhibit 10.1 to the February 8-K.

The Company entered into a severance agreement with Mr. Schlanger, effective April 1, 2016. The terms and provisions of the severance agreement are substantially similar to those described in “VII. Executive Compensation – Potential Payments Upon Termination of Employment” on pages 46 and 47 of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 6, 2015, which description is incorporated herein by reference (Mr. Schlanger’s agreement is consistent with severance agreements for officers other than Messrs. Moreland and Hawk; provided, that “Annual Bonus” is defined as target annual bonus for the calendar year in which a termination of employment occurs). Such description is qualified in its entirety by reference to the form of severance agreement entered into with Mr. Schlanger, a copy of which is filed as Exhibit 10.47 to the Company’s Annual Report on Form 10-K as filed with the SEC on February 22, 2016, which form of Severance Agreement is incorporated herein by reference.

ITEM 7.01 – REGULATION FD DISCLOSURE

On March 9, 2016, the Company issued a press release announcing that it has appointed Mr. Schlanger as CFO, effective June 1, 2016, with Mr. Schlanger joining the Company as SVP effective April 1, 2016. The press release is furnished herewith as Exhibit 99.1 to this Form 8-K.

ITEM 9.01	– FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

As described in Item 7.01 of this Report, the following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated March 9, 2016

The information in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ Kenneth J. Simon
Name:	Kenneth J. Simon
Title:	Senior Vice President and General Counsel

Date: March 9, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 9, 2016

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